UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________

FORM 8-K
  __________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014
  __________________________________

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

   __________________________________

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of principal executive offices)

(Registrant’s telephone number, including area code): (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, Genpact Limited (the “Company”) announced that Mr. Edward Fitzpatrick, age 47, will become its new Chief Financial Officer, effective July 15, 2014.

On June 26, 2014, the Company entered into an employment agreement (the “Agreement”) with Mr. Fitzpatrick pursuant to which Mr. Fitzpatrick will become Senior Vice President and Chief Financial Officer of the Company.  There are no family relationships between Mr. Fitzpatrick and any director or executive officer of the Company, and there have been no transactions between Mr. Fitzpatrick and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Effective as of the date of joining of Mr. Fitzpatrick as Chief Financial Officer of the Company, Mohit Bhatia will step down as Chief Financial Officer and take on the role of SVP, Internal Transformation Leader, reporting to the CEO.

Employment Agreement with Mr. Fitzpatrick

Pursuant to the terms of the Agreement, which is for an unspecified term, Mr. Fitzpatrick will receive a base salary of $600,000 per year, which will be reviewed periodically and may be increased at the sole discretion of the compensation committee of the board of directors of the Company.  Mr. Fitzpatrick will be eligible to receive an annual bonus based on a calendar year performance plan established by the board of directors.  The target annual bonus is 100% of his base salary, with any bonus earned for the 2014 calendar year to be pro-rated on the basis of the months of employment during the year.  Mr. Fitzpatrick will be entitled to receive the following equity grants under the Company's 2007 Omnibus Incentive Compensation Plan:

Option Grant

               On the date Mr. Fitzpatrick’s employment commences (the “Effective Date”), Mr. Fitzpatrick will be granted an option to acquire 250,000 common shares with an exercise price equal to the closing selling price per common share on the Effective Date.  The option will vest and become exercisable with respect to 50% of the shares on the date that is 3 years from the Effective Date (the “First Vesting Date”) upon Mr. Fitzpatrick’s completion of employment or service to the Company through such date, and with respect to the remaining 50% of the shares on the date that is 5 years from the Effective Date (the “Second Vesting Date”) upon Mr. Fitzpatrick’s completion of employment or service to the Company through such date.  The option will vest and become exercisable in full in the event of Mr. Fitzpatrick’s termination by the Company without cause (as defined in the Agreement) or Mr. Fitzpatrick’s termination for good reason (as defined in the Agreement) within 24 months following a change in control of the Company (as defined in the 2007 Omnibus Incentive Compensation Plan).  Upon Mr. Fitzpatrick’s termination of employment by reason of death or disability, or his termination by the Company without cause, the option will become vested and exercisable for a number of shares equal to (A) the total number of shares subject to the option multiplied by a fraction, the numerator of which is the number of months that Mr. Fitzpatrick continued in employment or service with the Company as measured from the grant date through the date of such termination, and the denominator of which is 60, less (B) the number of shares subject to the option that vested prior to such termination date.

RSU Grant

On the Effective Date, Mr. Fitzpatrick will be granted a restricted share units award covering a number of common shares determined by dividing $2,100,000 by the closing selling price per common share on the Effective Date (“RSUs”).  The RSUs will vest in 4 equal successive annual installments upon completion of each year of service over the 4-year period measured from the Effective Date.  The RSUs will vest in full in the event of Mr. Fitzpatrick’s termination by the Company without cause or Mr. Fitzpatrick’s termination for good reason within 24 months following a change in control of the Company.  Upon Mr. Fitzpatrick’s termination of employment by reason of death or disability, or his termination by the Company without cause, the RSUs will vest for a number of shares equal to (A) the total number of shares subject to the RSU award multiplied by a fraction, the numerator of which is the number of months that Mr. Fitzpatrick continued in employment or service with the Company as measured from the grant date through the date of such termination, and the denominator of which is 48, less (B) the number of shares subject to the RSU award that vested prior to such termination date.

Performance Shares Grant

Mr. Fitzpatrick is also entitled to receive performance share awards covering 60,000 target shares in 2015 and 52,000 target shares in 2016, each of which will vest and convert into common shares based on performance metrics and service requirements established by the compensation committee for such years.  These additional performance awards will be subject to accelerated vesting in the event of Mr. Fitzpatrick’s termination by the Company without cause or Mr. Fitzpatrick’s termination for good reason within 24 months following a change in control of the Company, and pro-rata vesting in the event of his termination by the Company without cause.

In the event of Mr. Fitzpatrick’s termination without cause, Mr. Fitzpatrick will receive severance benefits that consist of (a) a cash lump-sum payment equal to 100% his then current base salary and (b) a cash lump-sum payment equal to the cost of acquiring health benefits for up to 12 months following termination.  Payment of the severance benefits is conditioned on Mr. Fitzpatrick’s execution of a general release of all claims.  In addition, the equity awards granted under the Agreement will accelerate and vest as described above.

Under the terms of the Agreement, the Company will reimburse Mr. Fitzpatrick an amount up to $300,000 for reasonable expenses related to the relocation of his primary residence to the New York, New York area, including tax gross-up payments relating to the reimbursement of such relocation expenses that are considered taxable.

The Agreement also includes various covenants prohibiting Mr. Fitzpatrick’s disclosure of confidential information, disparagement of the Company, solicitation of clients and employees and engagement in competitive activities.

The foregoing summary is qualified in its entirety by the full texts of the Agreement, Share Option Agreement and RSU Award Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit	Description
10.1	Employment Agreement of Edward Fitzpatrick, dated June 26, 2014
10.2	Form of Share Option Agreement with Edward Fitzpatrick
10.3	Form of RSU Award Agreement with Edward Fitzpatrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: July 2, 2014	By:	/s/ Heather D. White
Name: Heather D. White
Title: Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement of Edward Fitzpatrick, dated June 26, 2014
10.2	Form of Share Option Agreement with Edward Fitzpatrick
10.3	Form of RSU Award Agreement with Edward Fitzpatrick